                                   EXHIBIT 3.1




                           AMENDED AND RESTATED BYLAWS

                                       OF

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.,
                            A CALIFORNIA CORPORATION

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I             CORPORATE OFFICES..........................................................................1
         1.1          PRINCIPAL OFFICE...........................................................................1
         1.2          OTHER OFFICES..............................................................................1

ARTICLE II            MEETINGS OF SHAREHOLDERS...................................................................1

         2.1          PLACE OF MEETINGS..........................................................................1
         2.2          ANNUAL MEETING.............................................................................1
         2.3          SPECIAL MEETING............................................................................1
         2.4          NOTICE OF SHAREHOLDERS' MEETINGS...........................................................2
         2.5          MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE...............................................2
         2.6          QUORUM.....................................................................................3
         2.7          ADJOURNED MEETING; NOTICE..................................................................3
         2.8          VOTING.....................................................................................3
         2.9          VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT..........................................4
         2.10         SHAREHOLDER ACTION BY WRITTEN CONSENT
                      WITHOUT A MEETING..........................................................................5
         2.11         RECORD DATE FOR SHAREHOLDER NOTICE; VOTING;
                      GIVING CONSENTS............................................................................5
         2.12         PROXIES....................................................................................6
         2.13         INSPECTORS OF ELECTION.....................................................................6
         2.14         ADVANCE NOTICE OF SHAREHOLDER NOMINEES AND SHAREHOLDER BUSINESS............................7

ARTICLE III           DIRECTORS..................................................................................8

         3.1          POWERS.....................................................................................8
         3.2          NUMBER AND QUALIFICATION OF DIRECTORS......................................................8
         3.3          ELECTION AND TERM OF OFFICE OF DIRECTORS...................................................8
         3.4          RESIGNATION AND VACANCIES..................................................................9
         3.5          PLACE OF MEETINGS; MEETINGS BY TELEPHONE...................................................9
         3.6          REGULAR MEETINGS...........................................................................9
         3.7          SPECIAL MEETINGS; NOTICE..................................................................10
         3.8          QUORUM....................................................................................10
         3.9          WAIVER OF NOTICE..........................................................................10
         3.10         ADJOURNMENT...............................................................................10
         3.11         NOTICE OF ADJOURNMENT.....................................................................11
         3.12         BOARD ACTION BY WRITTEN CONSENT
                      WITHOUT A MEETING.........................................................................11
         3.13         FEES AND COMPENSATION OF DIRECTORS........................................................11
         3.14         APPROVAL OF LOANS TO OFFICERS.............................................................11

                                Table of Contents
                                  (Continued)


ARTICLE IV            COMMITTEES................................................................................12

         4.1          COMMITTEES OF DIRECTORS...................................................................12
         4.2          MEETINGS AND ACTION OF COMMITTEES.........................................................12

ARTICLE V             OFFICERS..................................................................................13

         5.1          OFFICERS..................................................................................13
         5.2          ELECTION OF OFFICERS......................................................................13
         5.3          SUBORDINATE OFFICERS......................................................................13
         5.4          REMOVAL AND RESIGNATION OF OFFICERS.......................................................13
         5.5          VACANCIES IN OFFICES......................................................................13
         5.6          CHAIRMAN OF THE BOARD.....................................................................14
         5.7          CHIEF EXECUTIVE OFFICER...................................................................14
         5.8          PRESIDENT.................................................................................14
         5.9          VICE PRESIDENTS...........................................................................14
         5.10         SECRETARY.................................................................................15
         5.11         CHIEF FINANCIAL OFFICER...................................................................15

ARTICLE VI            INDEMNIFICATION OF DIRECTORS, OFFICERS,
                      EMPLOYEES, AND OTHER AGENTS...............................................................15

         6.1          ACTION, ETC. OTHER THAN BY RIGHT OF THE CORPORATION.......................................15
         6.2          ACTION, ETC. BY OR IN THE RIGHT OF THE CORPORATION........................................16
         6.3          DETERMINATION OF RIGHT OF INDEMNIFICATION.................................................16
         6.4          ADVANCES OF EXPENSES......................................................................17
         6.5          INDEMNIFICATION AGAINST EXPENSES OF
                      SUCCESSFUL PARTY..........................................................................17
         6.6          RIGHT OF AGENT TO INDEMNIFICATION UPON
                      APPLICATION, PROCEDURE UPON APPLICATION...................................................17
         6.7          OTHER RIGHTS AND REMEDIES.................................................................18
         6.8          INSURANCE.................................................................................18
         6.9          OPTIONAL MEANS OF ASSURING PAYMENT........................................................18
         6.10         SAVINGS CLAUSE............................................................................19
         6.11         DEFINITION OF AGENT.......................................................................19
         6.12         INDEMNIFICATION UNDER SECTION 204(A)(11) OF
                      THE CALIFORNIA CORPORATIONS CODE..........................................................19

ARTICLE VII           RECORDS AND REPORTS.......................................................................20

         7.1          MAINTENANCE AND INSPECTION OF SHARE REGISTER..............................................20
         7.2          MAINTENANCE AND INSPECTION OF BYLAWS......................................................20
         7.3          MAINTENANCE AND INSPECTION OF
                      OTHER CORPORATE RECORDS...................................................................21

                                Table of Contents
                                  (Continued)

         7.4          INSPECTION BY DIRECTORS...................................................................21
         7.5          ANNUAL REPORT TO SHAREHOLDERS; WAIVER.....................................................21
         7.6          FINANCIAL STATEMENTS......................................................................22
         7.7          REPRESENTATION OF SHARES OF OTHER CORPORATIONS............................................22

ARTICLE VIII          GENERAL MATTERS...........................................................................22

         8.1          RECORD DATE FOR PURPOSES OTHER THAN
                      NOTICE AND VOTING.........................................................................22
         8.2          CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.................................................23
         8.3          CORPORATE CONTRACTS AND INSTRUMENTS:
                      HOW EXECUTED..............................................................................23
         8.4          CERTIFICATES FOR SHARES...................................................................23
         8.5          LOST CERTIFICATES.........................................................................23
         8.6          CONSTRUCTION; DEFINITIONS.................................................................24

ARTICLE IX            AMENDMENTS................................................................................24

         9.1          AMENDMENT BY SHAREHOLDERS.................................................................24
         9.2          AMENDMENT BY DIRECTORS....................................................................24

                           AMENDED AND RESTATED BYLAWS

                                       OF

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.


                                    ARTICLE I

                                CORPORATE OFFICES

1.1      PRINCIPAL OFFICE

         The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state and the corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of California.

1.2      OTHER OFFICES

         The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

2.1      PLACE OF MEETINGS

         Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

2.2      ANNUAL MEETING

         The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

2.3      SPECIAL MEETING

         Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of California, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors and shall be called by the board upon the written request of holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting. No business may be transacted at any special meeting otherwise than as specified in the notice to shareholders of such meeting.

2.4      NOTICE OF SHAREHOLDERS' MEETINGS

         All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of those bylaws, thirty
(30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares hold of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders' meeting, or (iv) by telegraphic, facsimile transmission or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be doomed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.

         Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing it and the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.6      QUORUM

         The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.7      ADJOURNED MEETING; NOTICE

         Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of those bylaws.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2A and 2.5 of those bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.8      VOTING

         The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

         The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

         Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

         If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Code or by the Articles of Incorporation.

         At a shareholders' meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one Candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or (ii) by distributing the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

2.9      VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

         The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.10     SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

         In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

         All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of(i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to
Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to
Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

2.11     RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS

         For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notices and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

         If the board of directors does not so fix a record date:

                  (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

                  (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the data of such other action, whichever is later.

         The record date for any other purpose shall be as provided in Article VIII of these bylaws.

2.12     PROXIES

         Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by annual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

2.13     INSPECTORS OF ELECTION

         Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

                  (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b)      receive votes, ballots or consents;

                  (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d)      count and tabulate all votes or consents;

                  (e)      determine when the polls shall close;

                  (f)      determine the result; and

                  (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

2.14     ADVANCE NOTICE OF SHAREHOLDER NOMINEES AND SHAREHOLDER BUSINESS

         To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder. For such nominations or other business to be considered properly brought before the meeting by a shareholder, such shareholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such shareholder's notice must be delivered or mailed to and received by the secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a shareholder's notice to the secretary shall set forth:

                  (i) the name and address of the shareholder who intends to make the nominations or propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

                  (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

                  (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

                  (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

                  (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

         The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                                   ARTICLE III

                                    DIRECTORS

3.1      POWERS

         Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2      NUMBER AND QUALIFICATION OF DIRECTORS

         The authorized number of directors shall be not less than four (4) nor more than seven (7), unless and until changed by an amendment to this Section
3.2 adopted by the shareholders pursuant to Section 6.1. The number of directors within such range shall be fixed by an amendment to this Section 3.2 adopted by the Board of Directors; and unless and until so mended, the exact number of directors is hereby fixed at five (5). A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director's term of office. Directors need not be shareholders of the corporation.

3.3      ELECTION AND TERM OF OFFICE OF DIRECTORS

         Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4      RESIGNATION AND VACANCIES

         Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon.

         Each director so elected shall hold office until the next annual meting of the shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from timed to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

         Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

3.6      REGULAR MEETINGS

         Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

3.7      SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile transmission or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mall at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or by facsimile transmission or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8      QUORUM

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(s) of the Code (as to indemnification of directors), the Articles of Incorporation, and other applicable law.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9      WAIVER OF NOTICE

         Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.10     ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11     NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

3.12     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.13     FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent employee or otherwise and receiving compensation for those services.

3.14     APPROVAL OF LOANS TO OFFICERS1

         The corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties, provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors.




--------

  1 This section is effective only if it has been approved by the shareholders in accordance with Sections 315(b) and 152 of the Code.

                                   ARTICLE IV

                                   COMMITTEES

4.1      COMMITTEES OF DIRECTORS

         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

                  (b) the filling of vacancies on the board of directors or in any committee;

                  (c) the fixing of compensation of the directors for serving on the board or any committee;

                  (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

                  (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                  (g) the appointment of any other committees of the board of directors or the members of such committees.

4.2      MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V

                                    OFFICERS

5.1      OFFICERS

         The officers of the corporation shall be a chief executive officer, a president, a chief financial officer and a secretary. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held concurrently by the same person.

5.2      ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

5.3      SUBORDINATE OFFICERS

         The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5      VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6      CHAIRMAN OF THE BOARD

         The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to such person by the Board of Directors or as may be prescribed by these laws. The Chairman of the Board may also serve as the Chief Executive Officer of the corporation, if so designated by the Board, and in such event shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7      CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         The Chief Executive officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.8      PRESIDENT

         Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.9      VICE PRESIDENTS

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.10     SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.11     CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors, He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES, AND OTHER AGENTS

6.1      ACTION, ETC. OTHER THAN BY RIGHT OF THE CORPORATION

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

6.2      ACTION, ETC. BY OR IN THE RIGHT OF THE CORPORATION

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; except that no indemnification shall be made under this
Section 6.2 for any of the following:

                  (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

                  (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

                  (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

6.3      DETERMINATION OF RIGHT OF INDEMNIFICATION

         Any indemnification under Sections 6.1 and 6.2 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because that Agent has met the applicable standard of conduct set forth above in Sections 6.1 and
6.2 by any of the following:

                  (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

                  (b) If such a quorum of directors is not obtainable, then by independent legal counsel in a written opinion;

                  (c) Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Section 2.10 with the shares owned by the person to be indemnified not being entitled to vote thereon; or

                  (d) The court in which such proceeding is or was pending upon application made by the corporation or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the corporation.

6.4      ADVANCES OF EXPENSES

         Expenses (including attorneys' fees), costs, and charges incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article VI.

6.5      INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY

         Notwithstanding the other provisions of this Article VI to the extent that an Agent has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in Sections 6.1 and 6.2, such Agent shall be indemnified against all expenses actually and reasonably incurred by the Agent in connection therewith.

6.6      RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION, PROCEDURE UPON
         APPLICATION

         Any indemnification provided for in Sections 6.1, 6.2 or 6.5 shall be made no later than ninety (90) days after the corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as "Final Disposition"). Upon such notice, if a quorum of directors who were not parties to the action, suit, or proceeding giving rise to indemnification is obtainable, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Agent has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit, or proceeding is not obtainable, the corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corporation and Agent or also by corporation counsel within two (2) weeks to make such determination. If (1) at such directors meeting such a quorum is not obtained or, if obtained, refuses to make such determination or (2) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board of Directors shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

         If notice of a request for payment of a claim under these bylaws, under any statute, under any provision of any agreement with the corporation, or under the corporation's articles of incorporation providing for indemnification or advance of expenses has been given to the corporation by Agent and such claim is not paid in full by the corporation within ninety (90) days of the later to occur of the giving of such notice or Final Disposition in case of indemnification, and twenty (20) days of the giving of such notice in case of advance of expenses, Agent may, but need not, at any time thereafter bring an action against the corporation to receive the unpaid amount of the claim or the expense advance and, if successful, Agent shall also be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its Final Disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to Section 5.8(d) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Agent is proper in the circumstances because Agent has not the applicable standard of conduct required by applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that Agent has not met such applicable standard of conduct, shall create a presumption that the Agent has or has not met the applicable standard of conduct.

6.7      OTHER RIGHTS AND REMEDIES

         The indemnification provided by this Article VI shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these bylaws, the corporation's articles of incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

6.8      INSURANCE

         The corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability assorted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9      OPTIONAL MEANS OF ASSURING PAYMENT

         Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this Article VI, the corporation may but is not required to create a trust bind, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

6.10     SAVINGS CLAUSE

         If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the name of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

6.11     DEFINITION OF AGENT

         For the purposes of this Article VI, "Agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or, of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

6.12     INDEMNIFICATION UNDER SECTION 204(A)(11) OF THE CALIFORNIA CORPORATIONS
         CODE

         Subject to the provisions of California Corporations Code Section 204(a)(11) and any other applicable law, notwithstanding any other provisions of these bylaws, the following shall apply to the indemnification of Agents under these bylaws:

                  (i) The corporation shall indemnify a person, pursuant to this
         Section 6.12, if the corporation would be required to indemnify such person pursuant to Sections 6.1 or 6.2 for breach of duty to the corporation or its shareholders, if in Sections 6.1 and 6.2 the phrase "in a manner such person reasonably believed to be in the best interests of the corporations" is replaced with the phrase "in a manner such person did not believe to be contrary to the best interests of the corporation." If pursuant to Sections 6.3 and 8.6, the person making the Section 6.1 and/or 6.2 conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this Section's conduct standard has been satisfied;

                  (ii) There shall be a presumption that the Agent met the applicable standard of conduct required to be met in either Section 6.1 or 6.2 for indemnification of the Agent, rebuttable by clear and convincing evidence to the contrary;

                  (iii) The corporation shall have the burden of proving that the Agent did not meet the applicable standard of conduct in either
         Section 6.1 or 6.2;

                  (iv) In addition to the methods provided for in Section 6.3, a determination that indemnification is proper in the circumstances because that Agent met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

                  (v) Unless otherwise agreed to in writing between an Agent and the corporation in any specific case, indemnification may be made under
         Section 6.2 for amounts paid and expenses incurred in settling or otherwise disposing of a pending action without court approval.

                                   ARTICLE VII

                               RECORDS AND REPORTS

7.1      MAINTENANCE AND INSPECTION OF SHARE REGISTER

         The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation who hold at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and has filed a Schedule 148 with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date of which the list is to be compiled.

         The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

         Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

7.2      MAINTENANCE AND INSPECTION OF BYLAWS

         The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of those bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of those bylaws as amended to date.

7.3      MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

         The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

         The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

7.4      INSPECTION BY DIRECTORS

         Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

7.5      ANNUAL REPORT TO SHAREHOLDERS; WAIVER

         The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

         The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.


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7.6      FINANCIAL STATEMENTS

         If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

         The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

7.7      REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

8.1      RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

         For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of


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any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

         If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

8.2      CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

         From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3      CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED

         The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4      CERTIFICATES FOR SHARES

         A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid, provided that these certificates shall state the total want of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5      LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for Shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement


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certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

9.1      AMENDMENT BY SHAREHOLDERS

         New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

         Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the corporation shall not (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan; (iii) sell or issue any security convertible, exercisable or exchangeable into shares of Common Stock having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for customary adjustments to give effect to stock splits and stock dividends); or (iv) enter into any equity line or similar arrangement.

9.2      AMENDMENT BY DIRECTORS

         Subject to the rights of the shareholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.


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